ORSUS XELENT
Wireless Transmission Products

AMEX: ORS

Headquartered in Beijing, China, Orsus Xelent Technologies Inc., (AMEX:ORS) is an emerging designer and manufacturer of award- winning mobile phones for the Asian market, primarily the People's Republic of China (PRC.)

CORPORATE PROFILE — December 2007

Orsus Xelent Technologies, Inc.
Headquarters
12th Floor, Tower B, Chaowai MEN Office Building,
26 Chaowai Street, Chaoyang District
Beijing, China 100020
Tel: 010-85653777
Fax: 010-85653868
Website: www.orsus-xelent.com
Email: info@orsus-xelent.cn

Sector: Technology
Industry: Diversified Communications Services
Employees: 80

SELECT FINANCIALS

Fiscal YE December 31
Recent Share Price: *2.77(12/12/07)*
Shares Out: 29,756,000
Market Cap: $82,420,000

- The Company's business encompasses the design of economical, feature rich mobile phones, related digital circuits and software development, and it is a recognized pioneer in mobile phone integration technology. It introduced the region's first wristwatch-style cellular phone, and it continues to break new ground with state-of-the-art phones that include advanced features such as finger print recognition and touch screen displays.

- Since the Company's launch in 2004, it has established "**Orsus**" as a popular brand and achieved a significant share of the world's largest mobile phone market. It maintains more than 179 service call centers across the PRC, with additional offices in New York, Shanghai, Hong Kong, Shenzhen, and Tianjin.

- Increasingly, the Company is focused on developing and marketing, under its **Proxlink** trademark, higher margin special application mobile phones for specialized users in a wide variety of professions in business

FINANCIAL HIGHLIGHTS

2006 Results

Revenues For The Year Ended Dec. 31



60.00
40.00
20.00
0.00
28.70
68.10
$M
'05
'06

Net Income For The Year Ended Dec. 31



7.50
6.00
4.50
3.00
1.50
0.00
3.49
6.72
$M
'05
'06

2007 Results

For The Nine Months Ended Sept 30



Net Income ($000)
Pre-Tax Income ($000)
Revenues ($000)
60.0
50.0
40.0
30.0
20.0
10.0
0.0
4.6
4.80
45.9
5.3
6.30
58.4
2006
2007

Through the first nine months of 2007, the Company reported that net income grew 13.30% to $5,266,000 on revenues in the period of a record $58,411,000, a gain of 27.25% over the first nine months of 2006. On a pre-tax basis, nine month net income grew 31.61%. Third quarter revenues reached $22,046,000 vs. $20,525,000 in the same period last year and pre-tax net income in the 2007 period rose 26%. Reflecting the fact that in the 2006 quarter the Company was not required to pay income taxes, net income in the third quarter was $2,570,000 compared with $2,366,000 in the third quarter last year. The Company attributed these gains primarily to its strategic shift from lower priced products to mid-level and higher end products with significantly higher margins, including its specialized application headsets, as well as its focus on cost containment.

Other Key Events in Q3

- In August, the Company announced it signed a letter of intent to acquire for cash and stock a majority of a Hebei Province handset designer and manufacturer, the "Lemon Times," with a 5,000 square meter electronics factory on 64,000 square meters of land. With two complete SMT product lines and four EOL product lines and ISO 9000 Quality Management System Certification, ORS believes the operation will allow it to achieve internal production capacity of more than one million self branded and OEM units annually. It expects to realize the full benefits and cost savings of this production in 2008 and to be in a much stronger position to successfully participate in China's 3G market.

- In September, the Company said it expected to begin delivery of an initial order for 488 units of its Proxlink X180 specialized application law enforcement mobile terminals to Hebei-BAIC employees in two cities. This represented the initial implementation of the Letter of Intent signed earlier in the year with the BAIC Hebei Province. It is expected that over the next several months, more than 10,000 law enforcement officials will become users of this advanced product which utilizes the China Unicom CDMA 1X wireless data network.

Full Year Outlook

In its 2007 third quarter press release, the Company provided full year guidance of revenue growth in a range of 20% to 30% ahead of results in 2006.

Strategic Partnerships

A key factor in the Company's success in the world's largest but still under-penetrated mobile telephone market, is its focus on building and maintaining successful, cooperative relationships with key suppliers and telecom operators such as China Unicom and China Mobile.

Currently, the Company has engaged four strategic partners in achieving its optimum market penetration: Dalian Daxian Group provides low cost manufacturing capacity as well as extensive sales and distribution networks; Beijing Xinwang Shidai Tech& Trading Co., Ltd. provides provincial and national sales distributors and dealers with considerable experience in sales of cellular phone products; Shanghai Yuede and Beijing Enxiang most recently became the company's important application software development partners.

For long-term development, the Company is focused on forming a sustainable and sound management, expanding its unparalleled after-sale service and optimizing its sales networks. Additionally, the company is focusing on the implementation of 3G mobile technologies in China and has negotiated with many 3G design companies on preparing samples for China Mobile for testing. The Company is planning to join the TD-SCDMA Industry League, and is working toward obtaining 3G cellular phones manufacturing licenses.

Service and Support

ORS' extensive service network covers 31 autonomous regions and provinces in China with

- **Over 18 provincial replacement and refurbishing centers**
- **More than 130 authorized repair centers**
- **Nearly 180 service points**



FOR ADDITIONAL INFORMATION:

Hannah He Shufen
Investor Relations ORSUS Xelent
Tel:8610-85653777 ext 633
Fax:8610-85653868
Email: heshufen@vip.xelent.cn

Ken Donenfeld
Tel:212-425-5700
Fax:212-425-5961
Email: Donfgroup@aol.com

ORS Products:

"2007 will reflect further contributions to our profits and sales from our GSM, CDMA and Specialized Application handsets," said Mr. Xavier Wang, President, CEO and Founder, Orsus Xelent Technologies, Inc.

The well known brand name **"Orsus"** derives from Latin and means "beginning"; the Company therefore expects a good beginning for each of its award-winning products and believes they will create a solid foundation for its continued development.

Since its first product launch in 2004, ORS has sold approximately 1,615,500 cellular phones by the end of third quarter in 2007. Many of them have been "firsts" in the mobile industry in China and gained great popularity in the market, such as the first wrist-watch mobile, the first 4-frequency mobile (850/900/1800/1900MHz), and the first mobile using three-color OLED organic EL secondary display with TFT main display.

ORS cellular phone products are customarily equipped with leading features including 1.8-inch to 2.8-inch CSTN, TFT or QVGA dual-color display, 1 minute to 4 hours video recording, 300K to 3 million pixel photography, MP3, MPEG4 and U disk support, dual stereo speakers, e-mail messaging, multimedia messaging, 40-64 ring tone storage, slim bar-phone & flip-phone technology and ultra thin innovative lightweight design.

Most recently, ORS has attached much importance to the field of "Specialized Applications" and has created a new brand name **"Proxlink"**. Since September 2006, in accordance with market changes and desirable popular features, great effort has gone into designing mobile terminals for individualized usage for people from specialized occupations and backgrounds such as law executors, stock investors, health supporters, fire workers and tour guides, among others.

:

THE ORS SPECIAL APPLICATION HANDSET FOR LAW ENFORCEMENT AT WORK

Each mobile terminal is installed with application software specially designed for BAIC employees, and operates under the law enforcement platform which can only be accessed by these employees. In effect, it functions as a specialized PDA for them, permitting rapid and effective processing of a wide range of information in real time. The particular tasks where BAIC officers, quality inspectors, market supervisors and other employees will utilize their new Proxlink X180s will include information sourcing, market supervision, administration enforcement; inquiry, inspection and identification for products or food quality, licenses management, data collection, statistical classification for the enterprisers; online announcement, emailing, browsing, scanning and recognition of barcodes.

REPORT ON THE ANNUAL MEETING OF ORSUS XELENT TECHNOLOGIES INC., HELD ON DECEMBER 18,2007;

SEVEN NOMINEES FOR DIRECTORS WERE ELECTED BY A MAJORITY OF THE SHAREHOLDERS TO SERVE ON THE BOARD OF DIRECTORS IN THE ENSUING YEAR; THE 2007 OMNIBUS STOCK OPTION PLAN ALSO WAS APPROVED AND RATIFIED AT THE MEETING

The 2007 Annual Meeting of the Stockholders of the Orus Xelent Technologies Inc. (the Company) was held at the New York office of Kirkpatrick & Lockhart Preston Gates Ellis LLP, 599 Lexington Avenue, in New York 10022, and by videoconference at the Beijing Representative office of Kirkpatrick & Lockhart Preston Gates Ellis LLP, Suite 711-712, Tower W1, Oriental Plaza No. 1 East Chang An Avenue Beijing 100738 P.R. China, on December 18, 2007 at 10 o'clock, a.m. New York time (December 18, 2007 at 11 o'clock, p.m. Beijing time) in English and Chinese.

Wang Xin, the CEO of the Company greeted all shareholders and introduced the current Directors of the Company. The meeting was called to order by Liu Yu, the Chairman of the Board of Directors of the Company, who presided at the meeting in accordance with the provisions of the Bylaws of the Company. Wang Xin, Liu Yu, Naizhong Che, Peng Wang, Zhixiang Zhang, Nathaniel K. Hsieh, and Howard S. Barth were present at the meeting and were also nominees to serve on the Board of Directors of the Company.

Liu Yu gave a speech to greet all shareholders, Howard S. Barth, a member of the Audit Committee, gave a speech to the shareholders, and Naizhong Che, Chairman of the Compensation Committee and the Nominating/Corporate Governance Committee gave two speeches at the meeting. Zhao Hongwei, the CFO of the Company, was present as a representative from the management of the Company to answer any questions raised by shareholders. Aaron W. Menzi, legal counsel of the Company from Kirkpatrick & Lockhart Preston Gates Ellis LLP, acted as the Inspector of Elections at the meeting. Wu Liya acted as translator of the Company, and He Shufen, financing and investment specialist of the Company, acted as Secretary of the meeting.

The Inspector of Elections confirmed that a majority of stockholders of the Company were present in person or by proxy and quorum was reached. The proxies presented were ordered to be filed with the Secretary of the meeting. The Secretary presented a copy of the notice of the meeting, together with proof of mailing at least twenty days prior to the meeting to each registered stockholder at their address as it appears on the books of the company.

The meeting proceeded to the election of the nominated directors in accordance with the Bylaws followed by the proposal of the Orsus Xelent Technologies, Inc. 2007 Omnibus Long-Term Incentive Plan (the "2007 Omnibus Plan") in accordance with the Bylaws. The stockholders prepared their ballots and delivered them to the Inspector, who received them, canvassed the votes cast, and certified in writing that (i) that Wang Xin, Liu Yu, Naizhong Che, Peng Wang, Zhixiang Zhang, Nathaniel K. Hsieh, and Howard S. Barth received the highest number of votes cast at the election and had been elected as directors of the Company for the ensuing year, and (ii) the "2007 Omnibus Plan" received the number of votes required for adoption.

The Chairman of the Board of Directors declared that those persons elected Directors of the Company are to serve for the ensuing year and until their successors are elected and qualified and that the "2007 Omnibus Plan" was effective and adopted by the Company as of December 18, 2007.

As this was the Company's first shareholder meeting and as there were no prior annual or special shareholder meetings held before December 18, 2007, no minutes of any any prior meetings were read. The 2007 annual report of the president and directors of the Company was presented to be filed with the secretary in the form as presented to the meeting.

1. Notice of the meeting and proof of mailing.
2. Form of proxy.
3. Report of the president and directors (the Form 10-K).
4. Inspectors' oath and report.
5. The "2007 Omnibus Plan".

Upon the motion of the Chairman of the Board of the Company, the meeting was adjourned.